Exhibit 21.1
LIST OF SUBSIDIARIES OF GLOBAL EMPLOYMENT HOLDINGS, INC.
     The table below sets forth all subsidiaries of Global Employment Holdings, Inc. and the state or other jurisdiction of incorporation of each subsidiary.

State of
Subsidiary	Incorporation
Keystone Alliance, Inc.(1)	FL
Global Employment Solutions, Inc.(1)	CO
Excell Personnel Services Corporation(2)	IL
P.D. Quick Temps Inc.(3) (inactive)	PA
Friendly Advanced Software Technology, Inc.(2)	NY
Main Line Personnel Services, Inc.(2)	PA
Southeastern Personnel Management, Inc.(2)	FL
Southeastern Staffing, Inc.(2)	FL
Bay HR, Inc.(4)	FL
Southeastern Georgia HR, Inc.(4)	GA
Southeastern Staffing II, Inc.(4)	FL
Southeastern Staffing III, Inc.(4)	FL
Southeastern Staffing IV, Inc.(4)	FL
Southeastern Staffing V, Inc.(4)	FL
Southeastern Staffing VI, Inc.(4)	FL
Temporary Placement Service, Inc.(2)	GA

(1)	Wholly-owned subsidiary of Global Employment Holdings, Inc.

(2)	Wholly-owned subsidiary of Global Employment Solutions, Inc.

(3)	Wholly-owned subsidiary of Excell Personnel Services Corporation.

(4)	Wholly-owned subsidiary of Southeastern Staffing, Inc.